Exhibit 32.1

CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the Annual Report of Cabela’s Incorporated (the “registrant”) on Form 10-K for the year ended December 29, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1)	the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: February 26, 2008

/s/ Dennis Highby
Dennis Highby
President and Chief Executive Officer

/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

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